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                                                                   EXHIBIT 10.11



                                 UROSURGE, INC.

                       RESTATED INVESTORS RIGHTS AGREEMENT


        This Restated Investors Rights Agreement is made as of June 13, 1997 by and between UroSurge, Inc. a Delaware corporation (the "Company"), those entities and persons listed on Exhibit A attached hereto (individually an "Investor" and collectively the "Investors"), and those entities and persons listed on Exhibit B attached hereto (individually a "Management Stockholder" and collectively the "Management Stockholders").

        WHEREAS, the Company intends to enter into a Series C Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") with certain of the Investors, and in this connection, the Company and the Investors wish to amend and restate the Restated Investors Rights Agreement dated as of October 16, 1995 (the "Prior Agreement") to read as set forth herein.

        1. Inspection Rights. The Company shall permit each Investor, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested. All rights granted to Investors under this Section 1 shall terminate upon the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in the automatic conversion of all outstanding Preferred Stock into Common Stock in accordance with the Company's Certificate of Incorporation (a "Qualified Public Offering").

        2.     Financial Statements and Other Information.

               2.1 Delivery to Investors. The Company will deliver to each
Investor:

                      (a) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles; and

                      (b) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flow of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

               2.2 Delivery to Major Investors. The Company will deliver to each Major Investor (as defined in Section 2.4 below):



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                      (a) as soon as available, but in any event within 60 days
after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

                      (b) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, and such other information and data as such Major Investor may from time to time reasonably request.

               2.3 Consolidated Basis. The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries.

               2.4 Definition of Major Investor. For purposes of this Agreement, the term "Major Investor" shall mean an Investor holding not less than one hundred thousand (100,000) shares of Preferred Stock, so long as such Investor continues to own not less than one hundred thousand (100,000) shares of Preferred Stock. For purposes of determining the number of shares held by an Investor, (i) the foregoing number shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events, (ii) shares of Preferred Stock shall include shares which have been converted into Common Stock so long as such Common Stock is held by such Investor, and (iii) with respect to Investors that are corporations or partnerships, shares of Preferred Stock shall include shares distributed to and held by their respective shareholders and partners.

               2.5 Termination of Rights. The obligations of the Company under this Section 2 shall terminate upon the closing of a Qualified Public Offering.

        3.     Right of First Refusal.

               3.1 Grant of Right of First Refusal. The Company hereby grants to each Investor a right of first refusal to purchase all or part of its or his pro rata share of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue following the date of this Agreement, subject to the terms and conditions set forth below. An Investor's pro rata share, for purposes of this Section 3, shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by such Investor or issuable upon conversion or exercise of any shares of Preferred Stock or other convertible securities, options, rights or warrants then held by such Investor, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exercise of then outstanding Preferred Stock or other convertible securities, options, rights or warrants.

               3.2 Definition of New Securities. "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) the shares of Series C Preferred Stock issued or issuable pursuant to the terms of the Stock Purchase Agreement; (ii) the shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock; (iii) securities offered to the public pursuant to a Registration Statement (as defined in Section 4.1); (iv) securities issued for



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the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or another reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such corporation; (v) not more than 1,010,000 shares of Common Stock (such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company) issued to directors or employees of or consultants to the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement or otherwise (and, in the case of rights, options or warrants, the Common Stock issuable upon exercise thereof); or (vi) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

               3.3 Procedure. In the event the Company intends to issue New Securities, it shall give each Investor written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Investor shall have 20 days from the date of any such notice to agree to purchase all or part of its or his pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each Investor shall have a right of overallotment such that if any Investor fails to exercise his or its right hereunder to purchase his or its total pro rata portion of New Securities, the other Investors may purchase such portion on a pro rata basis, by giving written notice to the Company within five days from the date that the Company provides written notice to the other Investors of the amount of New Securities with respect to which such nonpurchasing Investor has failed to exercise its or his right hereunder.

               3.4 Failure to Exercise Right of First Refusal. In the event any Investor or Investors fail to exercise the foregoing right of first refusal with respect to any New Securities within such 20-day period (or the additional five-day period provided for overallotments), the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Investors, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Investor pursuant to Section 3.3 above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided above.

               3.5 Definition of Investor. For purposes of this Section 3, "Investor" shall include the general partners, officers or other affiliates of an Investor, and an Investor may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportions as it deems appropriate.

               3.6 Termination of Rights. All rights granted to Investors under this Section 3 shall terminate on the closing of a Qualified Public Offering.



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        4.     Registration Rights.

               4.1 Certain Definitions. As used in this Section 4 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

                      "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                      "Preferred Stock" shall mean (i) the shares of Series A Preferred Stock issued pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of March 11, 1994, as amended (the "Series A Agreement"), (ii) the shares of Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated as of September 29, 1995, as amended (the "Series B Agreement"), and (iii) the shares of Series C Preferred Stock issued pursuant to the Stock Purchase Agreement.

                      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                      "Registration Expenses" means the expenses described in
Section 4.5.

                      "Registrable Shares" means (i) the shares of the Company's Common Stock issued or issuable upon conversion of shares of Preferred Stock, and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale of such shares pursuant to a Registration Statement or Rule 144 under the Securities Act or any sale in any manner to a person or entity which, by virtue of Section 5 of this Agreement, is not entitled to the rights provided by this
Section 4. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of shares of Preferred Stock or Preferred Stock previously issued even if such conversion has not been effected.

                      "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.



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               4.2    Required Registrations.

                      (a) At any time after the earlier of December 31, 1998 or the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, an Investor or Investors holding in the aggregate at least 35% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Investor or Investors having an aggregate offering price of at least $2,000,000 (based on the then current market price or fair value). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Investors to participate shall be conditioned on such Investors' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Investors. Such Investors shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election, subject to the approval of the underwriter managing the offering as provided below. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form), of all Registrable Shares which the Company has been requested to so register. Notwithstanding any other provision of this Section 4.2, if the managing underwriter advises the holders of Registrable Shares initiating the registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the holders of Registrable Shares initiating the registration shall so advise all holders of Registrable Shares which would otherwise be included in the underwriting and the number of Registrable Shares that may be included in the underwriting shall be allocated among all such holders of Registrable Shares, including the holders of Registrable Shares initiating the registration, in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each such holder. If the managing underwriter does not limit the number of Registrable Shares to be underwritten, the Company or other holders of securities of the Company who have registration rights similar to those set forth in Section 4.2 hereof may include Common Stock for their respective accounts in such registration if the managing underwriter states that such inclusion would not adversely affect the offering of Registrable Shares for any reason and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting will not thereby be limited or reduced.

                      (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), an Investor or Investors holding in the aggregate at least 15% of the Registrable Shares may request in writing that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $250,000 (based on the then current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Investors. Such Investors shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election. Thereupon, the Company



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shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

                      (c) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above or more than four registrations pursuant to paragraph (b) above. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company.

                      (d) If at the time of any request to register Registrable Shares pursuant to this Section 4.2, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Investors may include Registrable Shares pursuant to
Section 4.3 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two year period.

               4.3    Incidental Registration.

                      (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 4.2) at any time and from time to time, it will, prior to such filing, give written notice to all Investors of its intention to do so and, upon the written request of an Investor or Investors given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Investor or Investors to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Investor or Investors; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4.3 without obligation to any Investor.

                      (b) In connection with any offering under this Section 4.3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares which the managing underwriter believes may be sold without causing such adverse effect; provided, however, that in no event shall the amount of Registrable Shares included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the



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initial underwritten public offering of the Company's securities, in which event any or all of the Registrable Shares requested to be included in the registration may be excluded. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

               4.4 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                      (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                      (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

                      (c) as expeditiously as possible furnish to each selling Investor such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Investor; and

                      (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Investors to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Investor; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

        If the Company has delivered preliminary or final prospectuses to the selling Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Investors and, if requested, the selling Investors shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The



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Company shall promptly provide the selling Investors with revised prospectuses and, following receipt of the revised prospectuses, the selling Investors shall be free to resume making offers of the Registrable Shares.

               4.5 Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Investors requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investors after the date on which such registration was requested) and if the requesting Investors elect not to have such registration counted as a registration requested under Section 4.2, the requesting Investors shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by the selling Investors to represent the selling Investors, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Investors' own counsel (other than the counsel selected to represent all selling Investors).

               4.6 Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.



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        In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

        Each party entitled to indemnification under this Section 4.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

               4.7 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 4.2(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

               4.8 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

               4.9 "Stand-Off" Agreement. Each Investor, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that:

                      (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

                      (b) all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

               4.10 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Investors holding at least a majority of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration filed under Sections 4.2 or 4.3 that would reduce the number of Registrable Shares includable by the Investors under this Agreement.

               4.11 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement,
(ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                      (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                      (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and



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                      (c) furnish to any holder of Registrable Shares upon
request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

        5.     Transfers of Certain Rights.

               5.1 In General. The rights granted to each Investor pursuant to the terms of Sections 2, 3 and 4 of this Agreement may be transferred by such Investor to another Investor, to any affiliate of such Investor or to any person or entity acquiring at least 50,000 Registrable Shares (such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company); provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; and provided further, however, that the Company receives the written instrument provided in Section 5.2 below.

               5.2 Transferees. Any transferee to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Investors under this Agreement to the same extent as if such transferee were a party hereto.

               5.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 5 may not again transfer such rights to any other person or entity, other than as provided in Section 5.1 or 5.2 above.

               5.4 Partners and Stockholders. Notwithstanding anything to the contrary herein, any Investor which is a partnership or corporation may transfer rights granted to such Investor hereunder to any partner or stockholder thereof who delivers to the Company a written instrument in accordance with Section 5.2 above and containing the representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such partner or stockholder shall be deemed a Investor for purposes of this Section 5 and may again transfer such rights to any other person or entity which acquires Registrable Shares from such partner or stockholder, in accordance with, and subject to, the provisions of this Section 5.

        6. Confidentiality. Each Investor agrees that he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Investor pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public. Notwithstanding the foregoing, an Investor that is a partnership may disclose summary financial and operating information to its limited partners if required by its partnership agreement.

        7.     Voting Covenants.

               7.1    Voting of Shares.

                      (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Investor and Management Stockholder (collectively the "Stockholders") shall vote or cause to be voted all Shares (as defined in Section 7.2 below) owned by him or it, or over which he or it has voting control, and otherwise use his or its respective best efforts, so as to fix the number of directors of the Company at five and to elect (i) one member designated by the holders of the Company's Series A Preferred Stock (which designee shall be designated by Medical Science Partners, L.P. ("MSP"), and who shall initially be Andre L. Lamotte); (ii) one member designated by the holders of the Company's Series B Preferred Stock (which designee shall be designated by Sprout Capital VII, L.P. ("Sprout"), and who shall initially be Robert Curry); (iii) the then duly elected, qualified and acting President of the Company (currently David H. Maupin); and (iv) two members designated jointly by the President of the Company and all holders of the Company's Preferred Stock, by action of the President and the holders of a majority of the Shares held by such holders.

                      (b) The Company shall provide the Stockholders with 20 days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. The Stockholders shall give written notice to all other parties to this Agreement, no later than 10 days prior to such mailing, of the persons designated by the Stockholders pursuant to
Section 7.1(a) as nominees for election as directors. If the Stockholders shall fail to give notice to the Company as provided above, it shall be deemed that the designees of the Stockholders, then serving as directors shall be their designees for reelection.

                      (c) The Management Stockholders shall not vote to remove any director designated by the holders of the Company's Preferred Stock, except for bad faith or willful misconduct.

               7.2 Shares. "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

               7.3 Amendment, Waiver and Termination. This Section 7 may only be modified, waived or amended in writing signed by MSP, Sprout and the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a separate class. This Section 7 shall terminate in its entirety upon the closing of a Qualified Public Offering.

               7.4 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of all of the Stockholders.

               7.5 Indemnification. In the event that any director elected pursuant to this Section 7 shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its Certificate of Incorporation or Bylaws, or otherwise, he shall be entitled to be represented in such action, suit or proceeding by counsel of his choice and the reasonable expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said Certificate of Incorporation or Bylaws. Each Stockholder agrees not to take any action to amend any provisions of the Certificate of Incorporation or the Bylaws of the Company relating to indemnification of directors, as presently in effect, without the prior written consent of all of the Stockholders.

               7.6 Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

               THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN AN INVESTORS RIGHTS AGREEMENT BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

               7.7 Transfers of Rights. Any transferee to whom Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, and shall be entitled to the rights granted to the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder.

        8.     Waivers and Amendments.

               8.1 Waivers. Certain Investors, as the holders of a majority of the Registerable Shares (as defined in the Prior Agreement), hereby waive on behalf of all Investors any right of first refusal which the Investors may have under the Prior Agreement or otherwise to purchase any of the shares of the Company's Series C Preferred Stock pursuant to the Stock Purchase Agreement.

               8.2 Termination of Prior Agreement. The Company and the Investors and Management Stockholders hereby terminate the Prior Agreement in its entirety and replace such agreement with the provisions of this Restated Investors Rights Agreement. For purposes of Section 7 of the Prior Agreement, MSP, Sprout and the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, each voting as a separate class, hereby consent and agree to such termination. It is understood and acknowledged that termination of the Prior

Agreement shall not affect in any way the termination of Sections 7, 8 (except for subsection 8.2), 9 and 10 of the Series A Agreement pursuant to subsection
8.2 of the Prior Agreement, nor shall it affect the termination of the Voting Agreement (as defined in the Prior Agreement) pursuant to subsection 8.3 of the Prior Agreement, all of which shall be and remain terminated unless expressly agreed otherwise in writing by the Company and the Investors hereunder.

        9.     General Provisions.

               9.1 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               9.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

               9.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

               9.4 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               9.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company and each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

               9.6 Amendment and Waiver. With the written consent of the Company and the holders of more than 50% of the Registrable Shares, the obligations of the Company and the rights of the Stockholders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its board of directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Registrable Shares, the holders of which are required to consent to any waiver or supplemental agreement without the consent of the holders of all of the Registrable Shares; and provided, further, that such provisions shall not apply to the amendment or waiver of any provision of Section 7, the amendment or waiver of which shall be governed by Section 7.3. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon each holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares and the Company.

               9.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Company or the Stockholders (or any of their permitted assigns) upon any breach, default or noncompliance under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the Company's or the Stockholders' part of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Stockholders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company or the Stockholders, shall be cumulative and not alternative.

               9.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with a reputable same-day or overnight delivery service, or with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to the Investors, at the Investors' address as set forth on Exhibit A, or at such other address as the Investors shall have furnished to the Company in writing, or (b) if to the Management Stockholders, at the Management Stockholders' address as set forth on Exhibit B, or at such other address as the Management Stockholders shall have furnished to the Company in writing, or (c) if to the Company, at the address of the Company's principal place of business.

               Notices provided in accordance with this Section 9.8 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

               9.9 Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

               9.11 New Investors. Notwithstanding anything to the contrary herein, if new Investors purchase shares of Series C Preferred Stock pursuant to
Section 2.3 of the Stock Purchase Agreement, then each such new Investor shall become a party to this Agreement as an "Investor" hereunder, without the need for any consent, approval or signature of any Investor or other party hereunder when such new Investor has both: (a) purchased shares of Series C Preferred Stock and (b) executed one or more counterpart signature pages to this Agreement as an "Investor," with the Company's consent.

        The foregoing Restated Investors Rights Agreement is executed as of the date first above written.

                                             UROSURGE, INC.


                                             By:________________________________
                                                   David Maupin, President